Exhibit 99.1

AMAZON.COM ANNOUNCES FIRST QUARTER SALES UP 46% TO $7.13 BILLION

SEATTLE—(BUSINESS WIRE)—April 22, 2010—Amazon.com, Inc. (NASDAQ: AMZN) today announced financial results for its first quarter ended March 31, 2010.

Operating cash flow was $2.78 billion for the trailing twelve months, compared with $1.76 billion for the trailing twelve months ended March 31, 2009. Free cash flow increased 62% to $2.32 billion for the trailing twelve months, compared with $1.43 billion for the trailing twelve months ended March 31, 2009.

Common shares outstanding plus shares underlying stock-based awards totaled 463 million on March 31, 2010, compared with 447 million a year ago.

Net sales increased 46% to $7.13 billion in the first quarter, compared with $4.89 billion in first quarter 2009. Excluding the $185 million favorable impact from year-over-year changes in foreign exchange rates throughout the quarter, net sales would have grown 42% compared with first quarter 2009.

Operating income increased 62% to $394 million in the first quarter, compared with $244 million in first quarter 2009. Excluding the $15 million favorable impact from year-over-year changes in foreign exchange rates throughout the quarter, operating income would have grown 56% compared with first quarter 2009.

Net income increased 68% to $299 million in the first quarter, or $0.66 per diluted share, compared with net income of $177 million, or $0.41 per diluted share, in first quarter 2009.

“We remain heads-down focused on customers,” said Jeff Bezos, founder and CEO of Amazon.com. “Amazon Prime has just celebrated its fifth anniversary, adoption of Amazon Web Services continues to accelerate, Kindle remains our #1 bestselling product, and earlier this week, Kindle selection reached 500,000 titles.”

Highlights

•	North America segment sales, representing the Company’s U.S. and Canadian sites, were $3.78 billion, up 47% from first quarter 2009.

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International segment sales, representing the Company’s U.K., German, Japanese, French and Chinese sites, were $3.35 billion, up 45% from first quarter 2009. Excluding the favorable impact from year-over-year changes in foreign exchange rates throughout the quarter, sales grew 37%.

•	Worldwide Media sales grew 26% to $3.43 billion. Excluding the favorable impact from year-over-year changes in foreign exchange rates throughout the quarter, sales grew 22%.

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Worldwide Electronics & Other General Merchandise sales grew 72% to $3.51 billion. Excluding the favorable impact from year-over-year changes in foreign exchange rates throughout the quarter, sales grew 68%.

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Amazon Prime, a program that allows customers to take advantage of unlimited expedited shipping for a low annual fee, celebrated its fifth anniversary. In the last five years, we have introduced Amazon Prime to customers in the U.S., Japan, the United Kingdom, Germany, and France.

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Amazon WebStore introduced new capabilities and a self-service toolset that improve flexibility and control over a Seller’s site design, branding, and catalog offering. Amazon WebStore incorporates Amazon’s expertise, and makes building and operating an eCommerce business fast, easy and low cost.

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Amazon Web Services (AWS) introduced Amazon Simple Notification Service (Amazon SNS), a new offering that provides developers with a highly scalable, flexible, and cost-effective capability to publish messages from an application and immediately deliver them to subscribers or other applications.

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During the quarter, AWS lowered pricing for outbound data transfer by up to 40%. By aggregating total Data Transfer Out usage across multiple services, customers can reach higher tiers and lower pricing more quickly.

•

AWS announced the availability of Reserved Instances with Windows for Amazon EC2. Customers running Windows Server can choose to pay a low, upfront fee to guarantee the right to run a compute instance at a significantly discounted hourly price.

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The Company announced that authors and publishers around the world can now use the self-service Kindle Digital Text Platform (DTP) to upload and make available their books in Spanish, Portuguese and Italian to customers worldwide in the Kindle Store. Authors and publishers already have the ability to upload and make available their books in English, French and German.

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The U.S. Kindle Store now has more than 500,000 books, including 100 of 111 New York Times Bestsellers, more than 9,000 blogs, and more than 175 top U.S. and International newspapers and magazines, including: The New York Times, Le Monde, USA Today, The Times (U.K.), The Economist, Fortune, Newsweek, and Time.

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Kindle, the #1 bestselling product on Amazon, is available for immediate shipment for $259 and comes with 3G wireless with no annual contract or monthly fees. Kindle weighs only 10.2 ounces and reads like real paper without glare – even in bright sunlight.

Financial Guidance

The following forward-looking statements reflect Amazon.com’s expectations as of April 22, 2010. Our results are inherently unpredictable and may be materially affected by many factors, such as fluctuations in foreign exchange rates, changes in global economic conditions and consumer spending, world events, the rate of growth of the Internet and online commerce and the various factors detailed below.

Second Quarter 2010 Guidance

•	Net sales are expected to be between $6.1 billion and $6.7 billion, or to grow between 31% and 44% compared with second quarter 2009.

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Operating income is expected to be between $220 million and $320 million, or to grow between 39% and 102% compared with second quarter 2009. The second quarter 2009 results include the impact of our settlement with Toysrus.com LLC for $51 million, substantially all of which was expensed during the quarter.

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This guidance includes approximately $130 million for stock-based compensation and amortization of intangible assets, and it assumes, among other things, that no additional business acquisitions or investments are concluded and that there are no further revisions to stock-based compensation estimates.

A conference call will be webcast live today at 2 p.m. PT/5 p.m. ET, and will be available for at least three months at www.amazon.com/ir. This call will contain forward-looking statements and other material information regarding the Company’s financial and operating results.

These forward-looking statements are inherently difficult to predict. Actual results could differ materially for a variety of reasons, including, in addition to the factors discussed above, the amount that Amazon.com invests in new business opportunities and the timing of those investments, the mix of products sold to customers, the mix of net sales derived from products as compared with services, the extent to which we owe income taxes, competition, management of growth, potential fluctuations in operating results, international growth and expansion, the outcomes of legal proceedings and claims, fulfillment center optimization, risks of inventory management, seasonality, the degree to which the Company enters into, maintains and develops commercial agreements, acquisitions and strategic transactions, and risks of fulfillment throughput and productivity. Other risks and uncertainties include, among others, risks related to new products, services and technologies, system interruptions, government regulation and taxation, payments and fraud. In addition, the current global economic climate amplifies many of these risks. More information about factors that potentially could affect Amazon.com’s financial results is included in Amazon.com’s filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and subsequent filings.

About Amazon.com

Amazon.com, Inc. (NASDAQ: AMZN), a Fortune 500 company based in Seattle, opened on the World Wide Web in July 1995 and today offers Earth’s Biggest Selection. Amazon.com, Inc. seeks to be Earth’s most customer-centric company, where customers can find and discover anything they might want to buy online, and endeavors to offer its customers the lowest possible prices. Amazon.com and other sellers offer millions of unique new, refurbished and used items in categories such as Books; Movies, Music & Games; Digital Downloads; Electronics & Computers; Home & Garden; Toys, Kids & Baby; Grocery; Apparel, Shoes & Jewelry; Health & Beauty; Sports & Outdoors; and Tools, Auto & Industrial. Amazon Web Services provides Amazon’s developer customers with access to in-the-cloud infrastructure services based on Amazon’s own back-end technology platform, which developers can use to enable virtually any type of business. Kindle and Kindle DX are the revolutionary portable readers that wirelessly download books, magazines, newspapers, blogs and personal documents to a crisp, high-resolution electronic ink display that looks and reads like real paper. Kindle and Kindle DX utilize the same 3G wireless technology as advanced cell phones, so users never need to hunt for a Wi-Fi hotspot. Kindle is the #1 bestselling product across the millions of items sold on Amazon.

Amazon and its affiliates operate websites, including www.amazon.com, www.amazon.co.uk, www.amazon.de, www.amazon.co.jp, www.amazon.fr, www.amazon.ca, and www.amazon.cn. As used herein, “Amazon.com,” “we,” “our” and similar terms include Amazon.com, Inc., and its subsidiaries, unless the context indicates otherwise.

AMAZON.COM, INC.

Consolidated Statements of Cash Flows

(in millions)

(unaudited)

	Three Months Ended March 31,		Twelve Months Ended March 31,
	2010	2009	2010	2009
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	$3,444	$2,769	$1,701	$1,496

OPERATING ACTIVITIES:
Net income	299	177	1,024	679
Adjustments to reconcile net income to net cash from operating activities:
Depreciation of fixed assets, including internal-use software and website development, and other amortization	119	87	411	309
Stock-based compensation	87	67	360	288
Other operating expense (income), net	26	11	118	(19)
Losses (gains) on sales of marketable securities, net	—	(2)	(2)	(1)
Other expense (income), net	(6)	2	(23)	(30)
Deferred income taxes	(20)	—	63	14
Excess tax benefits from stock-based compensation	(86)	(49)	(141)	(145)
Changes in operating assets and liabilities:
Inventories	321	107	(317)	(273)
Accounts receivable, net and other	454	167	(195)	(190)
Accounts payable	(1,892)	(1,129)	1,096	686
Accrued expenses and other	(361)	(122)	60	249
Additions to unearned revenue	188	206	1,036	576
Amortization of previously unearned revenue	(227)	(107)	(710)	(386)

Net cash provided by (used in) operating activities	(1,098)	(585)	2,780	1,757

INVESTING ACTIVITIES:
Purchases of fixed assets, including internal-use software and website development	(140)	(55)	(458)	(326)
Acquisitions, net of cash acquired, and other	(19)	(15)	(43)	(155)
Sales and maturities of marketable securities and other investments	872	314	2,524	1,348
Purchases of marketable securities and other investments	(1,255)	(391)	(4,755)	(1,686)

Net cash provided by (used in) investing activities	(542)	(147)	(2,732)	(819)

FINANCING ACTIVITIES:
Excess tax benefits from stock-based compensation	86	49	141	145
Common stock repurchased	—	—	—	(100)
Proceeds from long-term debt and other	62	3	124	48
Repayments of long-term debt and capital lease obligations	(61)	(343)	(168)	(673)

Net cash provided by (used in) financing activities	87	(291)	97	(580)

Foreign-currency effect on cash and cash equivalents	(47)	(45)	(2)	(153)

Net increase (decrease) in cash and cash equivalents	(1,600)	(1,068)	143	205

CASH AND CASH EQUIVALENTS, END OF PERIOD	$1,844	$1,701	$1,844	$1,701

AMAZON.COM, INC.

Consolidated Statements of Operations

(in millions, except per share data)

(unaudited)

	Three Months Ended March 31,
	2010	2009
Net sales	$7,131	$4,889

Operating expenses (1):
Cost of sales	5,501	3,741
Fulfillment	546	422
Marketing	201	128
Technology and content	366	275
General and administrative	97	68
Other operating expense (income), net	26	11

Total operating expenses	6,737	4,645

Income from operations	394	244
Interest income	11	12
Interest expense	(7)	(12)
Other income (expense), net	3	4

Total non-operating income (expense)	7	4

Income before income taxes	401	248

Provision for income taxes	(100)	(69)
Equity-method investment activity, net of tax	(2)	(2)

Net income	$299	$177

Basic earnings per share	$0.67	$0.41

Diluted earnings per share	$0.66	$0.41

Weighted average shares used in computation of earnings per share:
Basic	445	429

Diluted	454	437

(1) Includes stock-based compensation as follows:
Fulfillment	$18	$15
Marketing	5	4
Technology and content	47	36
General and administrative	17	12

AMAZON.COM, INC.

Segment Information

(in millions)

(unaudited)

	Three Months Ended March 31,
	2010	2009
North America
Net sales	$3,780	$2,578
Operating expenses:
Cost of sales	2,761	1,884
Direct segment operating expenses (1)	746	544

Segment operating income	$273	$150

International
Net sales	$3,351	$2,311
Operating expenses:
Cost of sales	2,740	1,857
Direct segment operating expenses (1)	377	282

Segment operating income	$234	$172

Consolidated
Net sales	$7,131	$4,889
Operating expenses:
Cost of sales	5,501	3,741
Direct segment operating expenses	1,123	826

Segment operating income	507	322
Stock-based compensation	(87)	(67)
Other operating income (expense), net	(26)	(11)

Income from operations	394	244
Total non-operating income (expense), net	7	4
Provision for income taxes	(100)	(69)
Equity-method investment activity, net of tax	(2)	(2)

Net income	$299	$177

Segment Highlights:
Y/Y net sales growth:
North America	47%	21%
International	45	15
Consolidated	46	18
Y/Y segment operating income growth:
North America	81%	15%
International	37	34
Consolidated	58	25
Net sales mix:
North America	53%	53%
International	47	47

(1)	A significant majority of our costs for “Technology and content” are incurred in the United States and most of these costs are allocated to our North America segment.

AMAZON.COM, INC.

Supplemental Net Sales Information

(in millions)

(unaudited)

	Three Months Ended March 31,
	2010	2009
North America
Media	$1,597	$1,305
Electronics and other general merchandise	2,024	1,172
Other	159	101

Total North America	3,780	2,578

International
Media	1,833	1,418
Electronics and other general merchandise	1,489	874
Other	29	19

Total International	3,351	2,311

Consolidated
Media	3,430	2,723
Electronics and other general merchandise	3,513	2,046
Other	188	120

Total Consolidated	$7,131	$4,889

Y/Y Net Sales Growth:
North America:
Media	22%	8%
Electronics and other general merchandise	73	42
Other	57	7
Total North America	47	21

International:
Media	29%	6%
Electronics and other general merchandise	70	34
Other	57	14
Total International	45	15

Consolidated:
Media	26%	7%
Electronics and other general merchandise	72	38
Other	57	8
Total Consolidated	46	18

Y/Y Net Sales Growth Excluding Effect of Exchange Rates:
International:
Media	23%	17%
Electronics and other general merchandise	61	50
Other	47	40
Total International	37	28

Consolidated:
Media	22%	13%
Electronics and other general merchandise	68	46
Other	56	11
Total Consolidated	42	25

Consolidated Net Sales Mix:
Media	48%	56%
Electronics and other general merchandise	49	42
Other	3	2

AMAZON.COM, INC.

Consolidated Balance Sheets

(in millions, except per share data)

	March 31, 2010	December 31, 2009
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$1,844	$3,444
Marketable securities	3,219	2,922
Inventories	1,820	2,171
Accounts receivable, net and other	815	988
Deferred tax assets	266	272

Total current assets	7,964	9,797
Fixed assets, net	1,436	1,290
Deferred tax assets	16	18
Goodwill	1,234	1,234
Other assets	1,392	1,474

Total assets	$12,042	$13,813

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$3,619	$5,605
Accrued expenses and other	1,574	1,759

Total current liabilities	5,193	7,364
Long-term debt	131	109
Other long-term liabilities	1,100	1,083

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $0.01 par value:
Authorized shares — 500	—	—
Issued and outstanding shares — none	—	—
Common stock, $0.01 par value:
Authorized shares — 5,000	—	—
Issued shares — 462 and 461	—	—
Outstanding shares — 446 and 444	5	5
Treasury stock, at cost	(600)	(600)
Additional paid-in capital	5,887	5,736
Accumulated other comprehensive loss	(145)	(56)
Retained earnings	471	172

Total stockholders’ equity	5,618	5,257

Total liabilities and stockholders’ equity	$12,042	$13,813

AMAZON.COM, INC.

Supplemental Financial Information and Business Metrics

(in millions, except per share data)

(unaudited)

	Q1 2009	Q2 2009	Q3 2009	Q4 2009	Q1 2010	Y/Y % Change
Cash Flows and Shares
Operating cash flow — trailing twelve months (TTM)	$1,757	$1,878	$2,253	$3,293	$2,780	58%
Purchases of fixed assets (incl. internal-use software & website development) — TTM	$326	$336	$337	$373	$458	40%
Free cash flow (operating cash flow less purchases of fixed assets) — TTM	$1,431	$1,542	$1,916	$2,920	$2,322	62%
Free cash flow — TTM Y/Y growth	82%	89%	98%	114%	62%	N/A
Invested capital (1)	$3,501	$3,666	$3,847	$4,449	$5,104	N/A
Return on invested capital (2)	41%	42%	50%	66%	45%	N/A

Common shares and stock-based awards outstanding	447	451	451	461	463	4%
Common shares outstanding	429	432	433	444	446	4%
Stock-based awards outstanding	17	19	18	17	18	4%
Stock-based awards outstanding — % of common shares outstanding	4.0%	4.4%	4.2%	3.8%	4.0%	N/A

Results of Operations
Worldwide (WW) net sales	$4,889	$4,651	$5,449	$9,519	$7,131	46%
WW net sales — Y/Y growth, excluding F/X	25%	20%	29%	37%	42%	N/A
WW net sales — TTM	$19,921	$20,509	$21,693	$24,509	$26,750	34%
WW net sales — TTM Y/Y growth, excluding F/X	27%	24%	24%	29%	33%	N/A

Operating income (3)	$244	$159	$251	$476	$394	62%
Operating income — Y/Y growth (decrease), excluding F/X	39%	(13)%	69%	63%	56%	N/A
Operating margin — % of WW net sales	5.0%	3.4%	4.6%	5.0%	5.5%	N/A
Operating income — TTM (3) (4)	$887	$829	$925	$1,129	$1,279	44%
Operating income — TTM Y/Y growth, excluding F/X	30%	13%	22%	39%	44%	N/A
Operating margin — TTM % of WW net sales	4.5%	4.0%	4.3%	4.6%	4.8%	N/A

Net income (3)	$177	$142	$199	$384	$299	68%
Net income per diluted share	$0.41	$0.32	$0.45	$0.85	$0.66	62%
Net income — TTM (3) (4)	$679	$663	$743	$902	$1,024	51%
Net income per diluted share — TTM	$1.56	$1.52	$1.69	$2.04	$2.30	47%

Segments
North America Segment:
Net sales	$2,578	$2,451	$2,843	$4,956	$3,780	47%
Net sales — Y/Y growth, excluding F/X	22%	13%	24%	36%	46%	N/A
Net sales — TTM	$10,681	$10,963	$11,503	$12,828	$14,030	31%
Operating income	$150	$125	$156	$278	$273	81%
Operating margin — % of North America net sales	5.8%	5.1%	5.5%	5.6%	7.2%	N/A
Operating income — TTM	$464	$494	$562	$709	$832	79%
Operating income — TTM Y/Y growth, excluding F/X	5%	8%	20%	59%	79%	N/A
Operating margin — TTM % of North America net sales	4.4%	4.5%	4.9%	5.5%	5.9%	N/A

International Segment:
Net sales	$2,311	$2,200	$2,606	$4,563	$3,351	45%
Net sales — Y/Y growth, excluding F/X	28%	28%	35%	37%	37%	N/A
Net sales — TTM	$9,240	$9,546	$10,190	$11,681	$12,720	38%
Net sales — TTM % of WW net sales	46%	47%	47%	48%	48%	N/A
Operating income	$172	$179	$194	$319	$234	37%
Operating margin — % of International net sales	7.4%	8.1%	7.4%	7.0%	7.0%	N/A
Operating income — TTM	$692	$722	$773	$863	$925	34%
Operating income — TTM Y/Y growth, excluding F/X	52%	49%	49%	41%	33%	N/A
Operating margin — TTM % of International net sales	7.5%	7.6%	7.6%	7.4%	7.3%	N/A

Consolidated Segments:
Operating expenses (5)	$4,567	$4,347	$5,099	$8,922	$6,624	45%
Operating expenses — TTM (5)	$18,765	$19,293	$20,358	$22,937	$24,993	33%
Operating income	$322	$304	$350	$597	$507	58%
Operating margin — % of consolidated sales	6.6%	6.5%	6.4%	6.3%	7.1%	N/A
Operating income — TTM	$1,156	$1,216	$1,335	$1,572	$1,757	52%
Operating income — TTM Y/Y growth, excluding F/X	28%	29%	35%	48%	51%	N/A
Operating margin — TTM % of consolidated net sales	5.8%	5.9%	6.2%	6.4%	6.6%	N/A

AMAZON.COM, INC.

Supplemental Financial Information and Business Metrics

(in millions, except inventory turnover, accounts payable days and employee data)

(unaudited)

	Q1 2009	Q2 2009	Q3 2009	Q4 2009	Q1 2010	Y/Y % Change
Supplemental
Supplemental North America Segment Net Sales:
Media	$1,305	$1,148	$1,412	$2,099	$1,597	22%
Media — Y/Y growth, excluding F/X	9%	0%	14%	19%	22%	N/A
Media — TTM	$5,450	$5,449	$5,616	$5,964	$6,255	15%
Electronics and other general merchandise	$1,172	$1,187	$1,293	$2,662	$2,024	73%
Electronics and other general merchandise — Y/Y growth, excluding F/X	42%	29%	36%	54%	73%	N/A
Electronics and other general merchandise — TTM	$4,776	$5,043	$5,385	$6,314	$7,166	50%
Electronics and other general merchandise — TTM % of North America net sales	45%	46%	47%	49%	51%	N/A
Other	$101	$116	$138	$195	$159	57%
Other — TTM	$455	$471	$502	$550	$608	34%

Supplemental International Segment Net Sales:
Media	$1,418	$1,294	$1,517	$2,580	$1,833	29%
Media — Y/Y growth, excluding F/X	17%	12%	22%	26%	23%	N/A
Media — TTM	$5,814	$5,849	$6,118	$6,810	$7,225	24%
Electronics and other general merchandise	$874	$882	$1,064	$1,947	$1,489	70%
Electronics and other general merchandise — Y/Y growth, excluding F/X	50%	60%	58%	56%	61%	N/A
Electronics and other general merchandise — TTM	$3,330	$3,603	$3,977	$4,768	$5,382	62%
Electronics and other general merchandise — TTM % of International net sales	36%	38%	39%	41%	42%	N/A
Other	$19	$24	$25	$36	$29	57%
Other — TTM	$96	$94	$95	$103	$114	18%

Supplemental Worldwide Net Sales:
Media	$2,723	$2,442	$2,929	$4,679	$3,430	26%
Media — Y/Y growth, excluding F/X	13%	7%	18%	23%	22%	N/A
Media — TTM	$11,264	$11,298	$11,734	$12,774	$13,480	20%
Electronics and other general merchandise	$2,046	$2,069	$2,357	$4,609	$3,513	72%
Electronics and other general merchandise — Y/Y growth, excluding F/X	46%	41%	45%	54%	68%	N/A
Electronics and other general merchandise — TTM	$8,106	$8,646	$9,362	$11,082	$12,548	55%
Electronics and other general merchandise — TTM % of WW net sales	41%	42%	43%	45%	47%	N/A
Other	$120	$140	$163	$231	$188	57%
Other — TTM	$551	$565	$597	$653	$722	31%

Balance Sheet
Cash and marketable securities (6)	$3,025	$3,504	$4,304	$6,672	$5,381	78%
Inventory, net — ending	$1,266	$1,325	$1,617	$2,171	$1,820	44%
Inventory turnover, average — TTM	12.5	12.4	12.1	12.2	12.6	1%
Fixed assets, net	$889	$981	$1,086	$1,290	$1,436	61%

Accounts payable — ending	$2,380	$2,508	$3,354	$5,605	$3,619	52%
Accounts payable days — ending	57	65	72	68	59	3%

Other
WW shipping revenue	$190	$185	$208	$341	$248	30%
WW shipping costs	$358	$332	$388	$696	$518	45%
WW net shipping costs	$168	$147	$180	$355	$270	61%
WW net shipping costs — % of WW net sales	3.4%	3.1%	3.3%	3.7%	3.8%	N/A

Employees (full-time and part-time; excludes contractors & temporary personnel)	20,600	21,000	21,700	24,300	26,100	27%

(1)	Average Total Assets minus Current Liabilities (excluding current portion of Long Term Debt) over five quarter ends.
(2)	TTM Free Cash Flow divided by Invested Capital.
(3)	Q2 2009 includes the impact of our settlement with Toysrus.com LLC for $51 million.
(4)	Q2 2008 includes a $53 million non-cash gain recognized on the sale of our European DVD rental assets.
(5)	Represents cost of sales, fulfillment, marketing, technology and content, and general and administrative operating expenses, excluding stock-based compensation.
(6)	Includes restricted cash, classified within “Other Assets” on our consolidated balance sheet, of: $295 million Q1 2009, $292 million Q2 2009, $303 million Q3 2009, $306 million in Q4 2009 and $318 million in Q1 2010.

Amazon.com, Inc.

Certain Definitions

Customer Accounts

•

References to customers mean customer accounts, which are unique e-mail addresses, established either when a customer’s initial order is shipped or when a customer orders from other sellers on our websites. Customer accounts exclude certain customers, including customers associated with certain of our acquisitions, Amazon Enterprise Solutions program customers, Amazon.com Payments customers, Amazon Web Services customers, and the customers of select companies with whom we have a technology alliance or marketing and promotional relationship. Customers are considered active when they have placed an order during the preceding twelve-month period.

Seller Accounts

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References to sellers means seller accounts, which are established when a seller receives an order from a customer account. Seller accounts exclude Amazon Enterprise Solutions sellers. Sellers are considered active when they have received an order from a customer during the preceding twelve-month period.

Registered Developers

•	References to registered developers mean cumulative registered developer accounts, which are established when potential developers enroll with Amazon Web Services and receive a developer access key.

Units

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References to units mean physical and digital units sold (net of returns and cancellations) by us and sellers at Amazon.com domains worldwide – such as www.amazon.com, www.amazon.co.uk, www.amazon.de, www.amazon.co.jp, www.amazon.fr, www.amazon.ca and www.amazon.cn, as well as Amazon.com-owned items sold through non-Amazon.com domains. Units sold do not include units associated with certain of our acquisitions or Amazon.com gift certificates.

Contacts:
Amazon.com Investor Relations	Amazon.com Public Relations
Rob Eldridge, 206/266-2171	Mary Osako, 206/266-7180
www.amazon.com/ir